Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated December 7, 2005, relating to the financial statements of Dolphin Productions, Inc. (now known as Inncom Technology Holdings, Inc.) as of September 30, 2005 and for the year then ended, appearing in the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2005,  which is incorporated by reference in the Company’s Registration Statement on Form S-8.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

October 16, 2006